UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 4, 2004

Date of Report (Date of
earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On November 4, 2004, NeoRx Corporation (the “Company”) exercised its option pursuant to paragraph 10.1 of the Supply Agreement dated as of March 1, 2004, between the Company and The Curators of the University of Missouri (“MURR”),  to extend the term of the Supply Agreement until March 1, 2006.

Under the Supply Contract, MURR is responsible for the manufacture, including process qualification, quality control, packaging and shipping of holmium-166 (the radioactive substance used in the Company’s STR product candidate) for the Company’s phase III trial in multiple myeloma.  Under the Supply Agreement, the Company pays a fixed price per unit of holmium-166 ordered, subject to minimum purchase requirements, and fixed amounts for handling and maintenance.

The Supply Contract is filed as Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 and is incorporated herein by reference.

 Item 9.01.             Financial Statements and Exhibits.

(c)           Exhibits.

10.1                        Letter Agreement dated November 4, 2004, extending term of Supply Agreement dated as of March 1, 2004, between the Company and MURR

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: March 1, 2005	By:	/s/ Susan D. Berland
Susan D. Berland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated November 4, 2004, extending term of Supply Agreement dated as of March 1, 2004, between the Company and MURR